Exhibit 99.1

GT Brands LLC and

Subsidiaries

(Formerly GoodTimes Entertainment

Limited and Affiliates)

Financial Statements for the Year

Ended December 31, 2004 (Consolidated), for the

Periods February 7, 2003 through December 31, 2003

(Consolidated) and January 1, 2003

Through February 6, 2003 (Combined), and

GT BRANDS LLC AND SUBSIDIARIES

TABLE OF CONTENTS

FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of December 31, 2004 and as of December 31, 2003

Statements of Operations for the Year Ended December 31, 2004 (Consolidated), for the
Periods February 7, 2003 through December 31, 2003 (Consolidated) and
January 1, 2003 through February 6, 2003 (Combined)

Statements of Shareholders’ Equity and Members’ Interest for the
Year Ended December 31, 2004 (Consolidated), for the
Periods February 7, 2003 through December 31, 2003 (Consolidated) and
January 1, 2003 through February 6, 2003 (Combined)

Statements of Cash Flows for the Year Ended December 31, 2004 (Consolidated), for the
Periods February 7, 2003 through December 31, 2003 (Consolidated) and
January 1, 2003 through February 6, 2003 (Combined)

Notes to the Financial Statements

GT BRANDS LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2004 AND 2003

(In thousands)

	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$569	$2,981
Accounts receivable, less allowance for doubtful accounts of $820 and $671, respectively	31,255	29,721
Inventories	16,704	11,185
Royalty advances	4,102	1,701
Production and advertising costs—net	3,349	3,729
Other current assets	4,432	6,045

Total current assets	60,411	55,362

EQUIPMENT, FURNITURE AND FIXTURES—Net	6,027	4,762

INTANGIBLE ASSETS—Net of accumulated amortization of $24,466 and $12,608, respectively	16,803	42,967

GOODWILL	7,350	161,937

OTHER	975	1,135

TOTAL ASSETS	$91,566	$266,163

LIABILITIES AND MEMBERS’ INTEREST

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$23,863	$15,457
Allowance for product returns	11,948	11,409
Royalties payable	14,952	14,144
Term note	72,750	75,500

Total current liabilities	123,513	116,510

LONG-TERM LIABILITIES:
Subordinated notes	6,055
Due to former shareholders	3,504	3,520
Other	290	1,082

Total long-term liabilities	9,849	4,602

MEMBERS’ INTEREST:
Common member	(4,180)	145,051
Preferred member	(37,616)

Total members’ interest	(41,796)	145,051

TOTAL LIABILITIES AND MEMBERS’ INTEREST	$91,566	$266,163

See notes to financial statements.

GT BRANDS LLC AND SUBSIDIARIES

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004 (CONSOLIDATED), FOR THE
PERIODS FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED) AND
JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED)

(In thousands)

		February 7,	January 1
	Year Ended	to	to
	December 31,	December 31,	February 6,
	2004	2003	2003
	(Successor)	(Successor)	(Predecessor)

NET REVENUE	$141,954	$172,471	$20,992

COST OF SALES	49,599	67,055	5,722

Gross profit	92,355	105,416	15,270

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	108,628	106,176	32,958

LOSS FROM OPERATIONS BEFORE IMPAIRMENT OF GOODWILL AND INTANGIBLE ASSETS	(16,273)	(760)	(17,688)

IMPAIRMENT OF GOODWILL AND INTANGIBLE ASSETS	(168,892)

LOSS FROM OPERATIONS	(185,165)	(760)	(17,688)

OTHER EXPENSE:
Interest expense, net	(7,188)	(7,066)	(1)
Other	(1,022)	(793)	(11)

LOSS BEFORE PROVISION FOR INCOME TAXES	(193,375)	(8,619)	(17,700)

PROVISION FOR INCOME TAXES	189	(101)	12,519

NET LOSS	$(193,564)	$(8,518)	$(30,219)

See notes to financial statements.

GT BRANDS LLC AND SUBSIDIARIES

STATEMENTS OF SHAREHOLDERS’ EQUITY AND MEMBERS’ INTEREST

FOR THE YEAR ENDED DECEMBER 31, 2004 (CONSOLIDATED) AND FOR THE
PERIODS FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED) AND
JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED)

(In thousands, except shares and units)

PREDECESSOR

				Total
	Common Shares		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

BALANCE—January 1, 2003	3,921	$267	$23,849	$24,116

Net loss			(30,219)	(30,219)

Distribution to shareholders	—	—	(123)	(123)

BALANCE—February 6, 2003	3,921	$267	$(6,493)	$(6,226)

SUCCESSOR

	Common Units		Preferred Units		Total
	Units	Amount	Units	Amount	Amount

BALANCE—February 7, 2003	—	$—	—	$—	$—

Issuance of Original Member Unit in connection with initial capitalization by GT Brands Holdings LLC	1	155,975			155,975

Issuance of restricted common units in GT Brands Holdings LLC to employees		753			753

Contribution from GT Brands Holdings LLC		75			75

Net loss		(8,518)			(8,518)

Distribution to GT Brands Holdings LLC	—	(3,234)	—	—	(3,234)

BALANCE—December 31, 2003	1	145,051			145,051

Retirement of Original Member Unit	(1)

Issuance of units in connection with investment on October 7, 2004	100,000		900,000	5,376	5,376

Issuance of restricted common units in GT Brands Holdings LLC to employees		912			912

Contribution from GT Brands Holdings LLC		429			429

Net loss	—	(150,572)	—	(42,992)	(193,564)

BALANCE—December 31, 2004	100,000	$(4,180)	900,000	$(37,616)	$(41,796)

See notes to financial statements.

GT BRANDS LLC AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004 (CONSOLIDATED), FOR THE
PERIODS FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED) AND
JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED)

(In thousands)

		February 7,	January 1,
	Year Ended	to	to
	December 31,	December 31,	February 6,
	2004	2003	2003
	(Successor)	(Successor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(193,564)	$(8,518)	$(30,219)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for Predecessor Companies’ transaction costs			17,592
Payments of Predecessor Companies’ transaction costs		(13,847)	(3,745)
Tax payment on sale of Predecessor Companies			(15,000)
Provision for taxes (including gain on sale) of Predecessor Companies			12,519
Loss from impairment of goodwill and intangible assets	168,892
Depreciation and amortization	14,887	14,561	216
Amortization of production costs	4,981	7,390	551
Noncash stock compensation	912	753
Allowance for doubtful accounts	1,386	1,912	273
Noncash cost of goods related to inventory valuation adjustment		8,983
Production costs for films and direct response advertising	(4,601)	(4,434)	(520)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivables	(2,919)	2,727	5,039
(Increase) decrease in inventories	(5,519)	2,216	325
(Increase) decrease in current assets	(788)	3,562	182
Increase in other assets	(16)	(372)	(152)
Increase (decrease) in royalties payable	808	(6,442)	1,112
Increase (decrease) in other short-term liabilities	9,251	(2,366)	(4,938)
Decrease in long-term liabilities	(804)	(260)	(22)

Net cash (used in) provided by operating activities	(7,094)	5,865	(16,787)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of the Predecessor Companies including professional fees		(141,738)
Purchases of equipment, furniture and fixtures	(4,294)	(1,844)	(35)

Net cash used in investing activities	(4,294)	(143,582)	(35)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Term Notes Under the Credit Agreement	6,000	88,000
Repayment of Term Note under the Credit Agreement	(8,750)	(12,500)
Proceeds from revolving line of credit under the Credit Agreement	6,000	5,000
Repayment of revolving line of credit	(6,000)	(5,000)
Proceeds from issuance of subordinated notes	6,000
Proceeds from Bridge Notes	5,000
Repayment of Bridge Notes	(5,000)
Proceeds from short-term debt			32,077
Repayment of short-term debt		(32,077)
Repayment of note payable due from former shareholders		3,034
Net proceeds from issuance of units in connection with investment of October 7, 2004	5,376
Cash received from GT Holdings LLC for the capitalization of GT Brands LLC		97,400
Contribution from GT Brands Holdings LLC	350	75
Distribution to GT Brands Holdings LLC		(3,234)
Distributions to former shareholders	—	—	(123)

Net cash provided by financing activities	8,976	140,698	31,954

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,412)	2,981	15,132

CASH AND CASH EQUIVALENTS—Beginning of period	2,981	—	938

CASH AND CASH EQUIVALENTS—End of period	$569	$2,981	$16,070

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—
Income taxes paid	$—	$313	$15,000
Interest paid	$7,140	$10,349	$—

NONCASH FINANCING ACTIVITIES—
Contribution from GT Brands Holdings LLC (Note 3)	$79	$58,575	$—

See notes to financial statements.

GT BRANDS LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2004 (CONSOLIDATED), FOR THE
PERIODS FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED) AND
JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED)

(In thousands)

1.                      DESCRIPTION OF THE BUSINESS

GT Brands Holdings LLC (“Holdings”) and GT Brands LLC (“GT Brands” or the “Company”), a subsidiary of Holdings, were formed by an investor group led by Quadrangle Capital Partners (“Quadrangle”), a private equity fund managed by Quadrangle Group LLC, to effect the February 6, 2003 acquisition of GoodTimes Entertainment Ltd., GT Merchandising & Licensing Corporation, REPS Ltd., Gym Time LLC, and BSBP Productions Inc. (the “Predecessor Companies”) by GT Brands. The transaction was accomplished by merging the Predecessor Companies into newly formed companies, known as GoodTimes Entertainment LLC, GT Merchandising & Licensing LLC, REPS LLC, Gym Time LLC and BSBP LLC, respectively (collectively, the “Successor Companies”), with the Successor Companies being the surviving entities. The Successor Companies are wholly owned subsidiaries of GT Brands LLC (Note 3). GT Brands, the Successor Companies and the Predecessor Companies are collectively referred to as the “Company.”

Effective January 1, 2004, GoodTimes Entertainment LLC and GT Merchandising & Licensing LLC were merged with GT Merchandising & Licensing LLC as the surviving company. A new company GoodTimes Entertainment LLC was formed as a wholly owned subsidiary of GT Merchandising & Licensing. After the reorganization, direct to consumer sales are conducted solely by GT Merchandising & Licensing LLC and sales to retailers and wholesalers are conducted solely by GoodTimes Entertainment LLC.

The Company is primarily engaged in the sale of consumer products directly to consumers through self produced infomercials and various internet websites and to retail and wholesale outlets throughout the United States and Canada. Products include inspirational, family and fitness entertainment in DVD and VHS formats, exercise equipment, vitamins, cookware and health and beauty aids. In addition, a subsidiary of the Company provides merchandising services to companies which sell to mass-merchant chains in the United States.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of the GT Brands LLC and its subsidiaries (the Successor Companies). The accompanying combined financial statements include the accounts of the Predecessor Companies which had common ownership and were operated under common management during the periods presented. The consolidated and combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany transactions and balances have been eliminated in consolidation.

Going Concern—The accompanying consolidated and combined financial statements are prepared assuming that the Company will continue as a going concern and contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. As more fully discussed in Note 8, the Company has been in noncompliance with its financial covenants under its Term Note with its Lender Group and has entered into series of forbearance agreements with Forbearance IV requiring among other things that the Company seek to sell substantially all of its assets. In addition, as discussed in Note 17, on June 24, 2005 the Company sold its REPS assets, on July 8, 2005 signed a definitive agreement to sell all remaining assets to Gaiam Inc. in a sale subject to U.S. Bankruptcy Court approval and on July 11, 2005, the Company and its subsidiaries filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.

Cash and Cash Equivalents—The Company considers all short-term investments with maturity when purchased of three months or less to be cash equivalents.

Inventories—Inventories are stated at the lower of cost (determined on the first-in, first-out method) or market value. Allowances are established to reduce the recorded cost of obsolete and slow-moving inventory to the net realizable value.

Equipment, Furniture and Fixtures and Depreciation—Equipment, furniture and fixtures (including software) are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment, furniture and fixtures are amortized over a period ranging from 1.5 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the related leases or the estimated useful lives of the improvements.

Long-Lived Assets—The Company periodically reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less disposal costs.

Goodwill—Goodwill represents excess costs of acquired companies over the fair value of net assets acquired.

Assessment of Asset Impairment—The Company periodically assesses the recoverability of the carrying value of goodwill and long-lived assets, including identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of recoverability of the carrying amount of an asset is based on estimated undiscounted future cash flows from the use of the asset and eventual disposition. If the estimated undiscounted future cash flows are less than the carrying value, an impairment loss is charged to operations based on the difference between the carrying amount and the fair value of the asset. Impairment charges of $168,892 have been recognized in the financial statements for the year ended December 31, 2004.

Revenue Recognition—For the sales of direct to consumer products, the Company recognizes the sale when product is shipped to the customer. For direct to consumer sales, the Company recognizes revenue relating to the shipping and handling costs it charges customers and a corresponding expense to cost of sales for the costs of shipping and handling.

Sales to wholesale and retail customers reflect consignment and nonconsignment sales. Consignment sales are recognized when the goods have been sold by the consignee to the ultimate customer. Nonconsignment sales are recognized upon shipment of goods to wholesale and retail customers.

Revenue from distribution fees and licensing royalties are recorded in accordance with the distribution agreement and at the time properties are available to the licensee and collection is reasonably assured. Merchandise service revenues are recognized as the services are provided.

Allowances for estimated uncollectible accounts receivable, discounts, returns and allowances are provided when the revenue is recorded.

Advertising Costs—Television advertisements, generally 30 minutes in duration (“infomercials”) are the principal means by which the Company undertakes direct-response marketing. These advertisements include toll free numbers that allow the Company to specifically identify orders received from the particular television advertisement. Their primary purpose is to elicit sales from customers. The Company defers the costs associated with direct-response television advertisements that meet the criteria for deferral under Statement of Position (“SOP”) 93-7, Reporting on Advertising Costs, until the associated revenues are recognized. Advertising costs that do not meet the criteria for deferral under SOP 93-7 are expensed the first time the advertising is aired publicly.

Production Costs—Production costs incurred to produce and co-produce films and video programs held for sale are capitalized and amortized using the individual-film-forecast-computation method, as prescribed by SOP 00-2, Accounting by Producers or Distributors of Films. The production costs are stated at the lower of each film’s unamortized cost or the individual film’s fair value. Amortization is based upon management’s best estimates of total future revenue and total future costs, which are adjusted when necessary to reflect increases or decreases in ultimate revenues.

Production costs incurred to produce direct response advertising programs or commercials, which meet the criteria for capitalization, are capitalized and amortized over the forecasted revenue stream of the associated product, not to exceed two years. If the direct response advertisement does not meet the criteria of SOP 93-7 to be capitalized, the production cost of the direct advertisement or commercial is expensed the first time the advertising is aired publicly.

Income Taxes—Subsequent to the Acquisition on February 6, 2003 and through October 18, 2004, the Successor Companies other than REPS LLC were organized as Limited Liability Companies (“LLC”) for federal and state income tax purposes, whereby all income was taxed directly to the members. Accordingly, there was no federal income tax recorded by these entities. REPS LLC was organized as an LLC and elected to be taxed as a “C” Corporation and, accordingly, federal, state and local income taxes have been provided for the income attributable to this entity. It was the policy of the Company to distribute sufficient funds to the members equal to the personal income taxes due on each member’s allocated share of the Company’s taxable income.

Effective January 1, 2004, GoodTimes Entertainment LLC and GT Merchandising & Licensing LLC were merged with GT Merchandising & Licensing LLC as the surviving company. A new company GoodTimes Entertainment LLC was formed and elected to be taxed as a “C” Corporation and the financial statements contain the appropriate provisions for the federal, state and local income taxes attributable to this entity for the year ended December 31, 2004.

Effective October 19, 2004, GT Brands elected to be taxed as a “C” corporation.

Prior to the Acquisition on February 6, 2003, the Predecessor Companies elected to be treated as “S” Corporations for federal and state income tax purposes and Gym Time LLC as a partnership for federal and state income tax purposes, whereby all income is taxed directly to the shareholders. Accordingly, there is no federal income tax recorded by these entities. The accompanying combined financial statements do reflect certain state and local taxes for these entities. It is the policy of the Company to distribute sufficient funds to the shareholders equal to the personal income taxes due on each shareholder’s allocated share of the Company’s taxable income. REPS Ltd. and BSBP Productions Inc. were “C” Corporations and, accordingly, federal, state and local income taxes have been provided for the income attributable to these entities.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 109, Accounting for Income Taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when the Company cannot make the determination that it is more likely than not that some portion or all of the related tax asset will be realized. The accompanying consolidated financial statements reflect a provision for all Federal, state and local taxes.

Use of Estimates—The preparation of consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures in the consolidated and combined financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated and combined financial statements include provisions for allowances for product returns, allowances for doubtful accounts, the realizability of inventories, the valuation of goodwill and intangible assets, the recoverability of the Company’s investment in joint venture and the realizability of royalty advances. Actual results could differ from those estimates. Significant estimates also include management’s forecasts of anticipated revenues from the distribution and licensing of its film inventory and forecasts of anticipated revenues and expenses from its licensed products sold through direct response advertising in order to evaluate the ultimate recoverability of production costs. Management periodically reviews such estimates and it is reasonably possible that management’s assessment of recoverability of individual production costs may change based on actual results and other factors.

The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to members’ interest, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

Fair Values of Financial Instruments—The carrying amount of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, debt and amounts due to affiliate’s approximate fair value due to the short-term nature of such items. The Company’s interest rate swap agreement is marked to market.

Sales Incentives and Promotional Expenses—The Company accounts for sales incentive and promotional expense in accordance with Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products. This EITF addresses various issues related to the income statement classification of certain promotional payments, including consideration from a vendor to a reseller or another party that purchases the vendor’s products. Under this guidance the Company’s net revenues are reduced for promotional payments (i.e., co-op advertising, volume rebates, discounts, allowance, etc.) to its customers.

Interest Rate Swaps—During March 2003, the Company entered into a LIBOR amortizing cap for a notional amount of approximately $42,000. The cap expires in March 2006. The swap is carried at its fair value on the balance sheet. Changes in the fair values of the swap are recorded currently in the income statement as either an increase or decrease to interest expense. The swap had a fair value of $2 and $65 at December 31, 2004 and 2003, respectively.

Recent Accounting Pronouncements—In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN No. 46”) which addresses consolidation by business enterprises of variable interest entities. In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN No. 46-R”) to address certain FIN No. 46 implementation issues. FIN No. 46-R delayed the effective date of FIN No. 46 and addresses other key issues arising from the original issuance of FIN No. 46. The effective date of FIN No. 46-R for a nonpublic enterprise is the first annual reporting period that begins after December 15, 2004. The Company has determined that adoption of this Statement did not have an impact on the Company’s financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. In addition, all provisions of this Statement should be applied prospectively. The Company has determined that adoption of this Statement did not have an impact on the Company’s financial statements.

On May 15, 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Statement changes the accounting for certain financial instruments that, under previous guidance, companies could account for as equity and requires that those instruments be classified as liabilities. The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. The Company has determined that adoption of this Statement did not have an impact on the Company’s financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company has determined that adoption of this Statement will not have an impact on the Company’s financial statements.

3.                      ACQUISITION

As discussed in Note 1, Holdings and GT Brands were formed by an investor group led by Quadrangle to transact the February 6, 2003 acquisition (the “Acquisition”) of the Predecessor Companies by GT Brands. The Acquisition purchase price of $232,391 was comprised $157,808 paid to the former shareholders and to settle GT Brands professional fees, $58,575 in a notes payable to the former shareholders (the “Sellers’ Notes”) issued by Holdings on behalf of GT Brands, $32,078 in debt assumed (and paid at closing), less $16,070 cash assumed. In connection with the Acquisition, bonuses of $13,348 were paid to key executives. These bonuses and $4,244 of Predecessor Companies’ transaction costs are included as a component of selling, general and administrative expenses in the period January 1, 2003 through February 6, 2003. In addition, the taxes on the Acquisition of $15,000 were paid and approximately $12,000 was expensed in the period January 1, 2003 through February 6, 2003.

The Acquisition was funded by the following sources on February 6, 2003: an initial capital infusion of $97,400 by Quadrangle to Holdings, financing of $93,000 received under the Credit Agreement (Note 8), and the issuance of $58,575 Sellers Notes issued by Holdings on behalf of GTBrands.

Sellers Notes earn interest at a rate of 14%, payable quarterly. The Sellers’ Notes were issued by Holdings and are payable either upon the earlier of a change of control of Holdings or on February 6, 2010. In the event that GT Brands is restricted from making distributions to Holdings in order to fund payments on the Sellers’ Notes due to defaults under the Credit Agreement, Holdings must issue Payment In-Kind (“PIK”) notes for the unpaid interest balance on a semiannual basis.

The purchase price of the Acquisition was allocated based on the estimated fair values at the date of acquisition. The allocation resulted in an excess of the purchase price over the net assets acquired of $161,937, which has been recorded as goodwill. A summary of the allocation of the purchase price to assets acquired, based on their fair values follows:

Cash payments to former shareholders and GT Brands’ professional fees	$157,808
Less– acquired assets	(16,070)
141,738

Notes to former shareholders (Sellers’ Notes)	58,575
Assumed short term note	32,078

Net purchase price	232,391
Liabilities assumed	65,778
Current assets—excluding cash	(68,380)
Property and equipment	(4,890)
Other assets	(7,387)
Identifiable intangible assets	(55,575)

Excess of cost over net assets required (goodwill)	$161,937

4.                      INVENTORIES

The components of inventories at December 31, 2004 and 2003 are as follows:

	2004	2003

Raw materials and components	$2,638	$1,128
Work in progress	718	307
Finished goods	13,348	9,750

	$16,704	$11,185

In connection with the Acquisition, inventory was recorded at a fair value of $22,407, $8,983 in excess of pre-acquisition book value.

5.                      EQUIPMENT, FURNITURE AND FIXTURES

Major classes of equipment, furniture and fixtures consist of the following at December 31, 2004 and 2003:

	Estimated
	Useful Life
	in years	2004	2003

Duplication equipment	1.5-5	$2,453	$2,449
Furniture, fixtures and equipment	5-7	373	371
Computer equipment and software	1.5-5	7,228	2,969
Leasehold improvements	1-10	962	933

		11,016	6,722

Less accumulated depreciation		(4,989)	(1,960)

		$6,027	$4,762

Depreciation expense was $3,029, for the year ended December 31, 2004 and $1,947 and $146 for the periods February 7, 2003 through December 31, 2003 and January 1, 2003 through February 6, 2003, respectively. In connection with the Acquisition, equipment, furniture and fixtures were recorded at a fair value of $4,890, $2,013 in excess of the pre-acquisition net book value.

6.                      PRODUCTION AND ADVERTISING COSTS

Unamortized film and direct response advertising production costs consist of the following at December 31, 2004 and 2003:

	2004	2003

Film production costs	$8,346	$6,117
Direct response advertising production costs	7,493	5,121

Total costs	15,839	11,238

Less accumulated amortization	(12,490)	(7,509)

	$3,349	$3,729

Production amortization expense was $4,981 for the year ended December 31, 2004 and $7,390 and $551 for the periods February 7, 2003 through December 31, 2003 and January 1, 2003 through February 6, 2003, respectively. In connection with the Acquisition, film production and direct response advertising production costs were recorded at fair value which approximated pre-acquisition net book value.

Advertising expense, not including amortization of production costs, was $24,956 for the year ended December 31, 2004 and $32,550 and $5,650 for the periods February 7, 2003 through December 31, 2003 and January 1, 2003 through February 6, 2003, respectively.

7.                      GOODWILL, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

On April 5, 2002, the Company purchased certain assets and the business of the Firm LLC, a fitness company for $2,450 and the right, title and interest in and to the audio visual works entitled “Charlton Heston Presents the Bible” for $150. On November 19, 2002, the Company reacquired the international rights to distribute “Rudolph the Red-Nosed Reindeer and Animated Classics I, II and III”, “Greatest Heroes and Legends of the Bible” and “Camelot” for $400. Prior to the Acquisition, these assets were being amortized over the contract terms of the rights contract or the estimated finite life of the related brand name, 2-5 years. Immediately prior to the Acquisition, the net carrying value of these assets was $2,538 and amortization expense was $57 for the period January 1, 2003 through February 6, 2003.

Upon Acquisition, the above intangible assets and additional identifiable intangible assets were revalued at the then current fair value. The identified intangibles are comprised of the following at December 31, 2004.

		Customer	Video
		Related	License
	Trademarks	Intangibles	Agreements
Finite Lives in Years	0.9-6.0	2.0-10.5	5.0	Total

Balance—January 1, 2003	$—	$—	$—	$—
Acquisition at February 6, 2003	20,355	30,070	5,150	55,575
Less amortization	(5,462)	(6,203)	(943)	(12,608)

Balance—December 31, 2003	14,893	23,867	4,207	42,967

Adjustment to allocation of purchase price		930	200	1,130
Less amortization	(3,612)	(7,138)	(1,108)	(11,858)

Balance—before impairment loss	11,281	17,659	3,299	32,239

Less impairment loss	(5,330)	(8,498)	(1,608)	(15,436)

Balance—December 31, 2004	$5,951	$9,161	$1,691	$16,803

Amortization expense related to these assets was $11,858 and $12,608 for the year ended December 31, 2004 and for the period February 7, 2003 through December 31, 2003, respectively.

At December 31, 2004, in accordance with SFAS No. 144, the Company tested long-lived assets for impairment using both the present value of undiscounted future cash flows and the fair market value methods. As a result, the Company has reduced long-lived assets to their fair market value. An impairment loss of $15,436 has been recognized for the year ended December 31, 2004.

At the Acquisition date, the difference between the purchase price and the fair value of net assets acquired was recorded as goodwill in the amount of $161,937 (see Note 3). At December 31, 2004, in accordance with SFAS No. 142, the Company tested goodwill for impairment using both the present value of undiscounted future cash flows and the fair market value methods. As a result, the Company has reduced goodwill to its fair market value. An impairment loss of $153,456 has been recognized for the year ended December 31, 2004.

8.                      CREDIT AGREEMENT

As discussed in Note 3, on February 6, 2003, GT Brands and Holdings entered a Credit Agreement with the Lender Group in order to finance a portion of the purchase of the Predecessor Companies from the former shareholders and to provide working capital for operations. The Credit Agreement provided the Company with a revolving credit facility (the “Revolver”) of $20,000 and an original Term Note borrowing of $88,000. The Company received $5,000 in short-term borrowings on the date of the Acquisition which was paid in full by April 12, 2003.

The amended Revolver is used to fund overdrafts, acceptances, letters of credit and short-term working capital needs. As of August 27, 2004 (see below), availability for outstanding letters of credit were limited to a maximum of $4,000. Outstanding letters of credit under the Credit Agreement were $1,681 and $1,170 and the unused balance of the Revolver was $2,319 and $18,830 at December 31, 2004 and 2003, respectively. The Company pays commitment and administration fees related to this line of credit ($308 and $201 during 2004 and 2003, respectively). The Company is obligated to reduce to zero all short-term borrowing under the Revolver for a consecutive period of 30 days between April 1 and June 30 of each calendar year. In the event that the all short-term borrowings are not reduced to zero, the Lender Group is not obligated to make available short-term borrowings from July 1 to the earlier of July 31 or the day after the outstanding balance shall be reduced to zero for a consecutive thirty days.

Under the Term Note, the Company may make LIBOR borrowings (as long as no covenant violations exist) with an interest rate of LIBOR plus 6.00% with LIBOR not to be lower than 3% or Prime borrowings with an interest rate of Prime plus 5.00%. The interest rate under the Credit Agreement ranged from 9.25% to 10.00% and from 9.00% to 9.25% during the years ended December 31, 2004 and 2003, respectively, and interest expense relating to the Term Notes was $6,758 and $6,784 for the year ended December 31, 2004 and the period February 7 through December 31, 2003, respectively.

The Company is subject to various financial covenants under the Credit Agreement. During 2003, the Company was not in compliance with the leverage and interest coverage ratio covenants under the Credit Agreement and as a result entered into a Forbearance Agreement with the Lender Group on October 17, 2003 (“Forbearance I”). Under Forbearance I, the Lender Group had agreed not to accelerate the requirement for payment of the debt until March 31, 2004. Forbearance I placed restrictions on Revolver availability whereby outstanding letters of credit were limited to $4,000 and short-term borrowings were limited to amounts ranging from $3,500 to $12,500 at specified points during the forbearance period. Additionally, availability was restricted such that combined outstanding letters of credit and short-term borrowings could not exceed $6,000 to $15,000 at specified points during the forbearance period.

On March 18, 2004, the Company and Holdings entered a second forbearance agreement (“Forbearance II”) as a result of continued noncompliance with its financial covenants, with a term of April 1, 2004 to September 30, 2004. Under this agreement, the Lender Group agreed not to accelerate the requirement for payment of the debt and placed restrictions on the Revolver, where the Company was limited to short-term borrowings of $6,000 and letters of credit outstanding of $6,000 with the aggregate not to exceed $10,000. The Company paid fees of $339 to the Lender Group in connection with the Forbearance II.

On August 27, 2004, the Company and Holdings entered a third forbearance agreement (“Forbearance III”) with the Lender Group. Under this agreement, the Lender Group agreed to postpone the due date of principal payments scheduled to be paid on September 30, 2004 and December 31, 2004 and postpone the due date of fifty percent of all quarterly payments due during 2005. The total deferred amount of $18 million will reduce principal payments by $8,750 in 2004 and $9,250 in 2005. Additionally, the Lender Group recharacterized the $6.0 million in short-term borrowings outstanding under the Revolver as of August 27, 2004 as principal under the Term Note. Both the deferred payments and the short-term borrowings are due on September 30, 2007 under Forbearance III. Forbearance III reduces the Company’s use of the Revolver to $4.0 million for letters of credit and eliminates the availability of short-term borrowings.

The scheduled payments under the Term Note, as amended by Forbearance III, were as follows:

2005	$9,250
2006	19,500
2007	44,000

$72,750

In conjunction with the third Forbearance agreement, Quadrangle made an additional investment of $12,000 in GT Brands on October 7, 2004 (see note 9). Prior to the date of this additional investment, Quadrangle was permitted to provide bridge funding to the Company with short term notes (Bridge Notes). The Company received $5,000 in proceeds under the Bridge Notes in August 2004 through October 2004. The Bridge Notes were repaid from the proceeds of the Quadrangle additional investment. The Forbearance III has a term of August 27, 2004 to December 30, 2006.

On April 20, 2005, the Company and Holdings entered a fourth forbearance agreement (“Forbearance IV”) as a result of its failure to pay principal due March 31, 2005 and related and interest and continued noncompliance with its financial covenants and to facilitate a sale of all or substantially all of the assets of the Company or a further restructuring Company’s obligations, with a term of April 20, 2005 to June 15, 2005. Under this agreement, the Lender Group has agreed not to accelerate the requirement for payment of the debt (subject to the Company meeting certain requirements) and has placed similar restrictions on the Revolver, where the Company is limited to trade letters of credit not to exceed $2,000.

As a result of the noncompliance with certain covenants of Forbearance III in 2005, the short term of Forbearance IV and the filing for protection under Chapter 11 of the Federal Bankruptcy Code, the Term Note payable at December 31, 2004 is classified as a current liability. Relating to all forbearance agreements, the Company paid fees in addition to the administrative fees disclosed above of $0 for the year ending December 31, 2004 and $743 for the period February 7 through December 31, 2003.

9.                      INVESTMENT UNITS

On October 7, 2004, GT Brands entered into an investment unit agreement where Quadrangle invested $12,000 in cash in return for 12,000,000 units. The units consist of 900,000 Preferred Interests in GT Brands (See Note 10) and $6,000 in subordinated debt bearing 4% interest per annum and accruing quarterly (the “Subordinated Notes”) such that each unit consists of one $0.50 interest in the Subordinated Notes and 0.075 of a 0.50 Preferred Interest. Payments under the Subordinated Notes are due quarterly, provided the scheduled payments on the Credit Agreement have been made for that period. Payments not made as scheduled bear additional penalty interest of 2%. Interest expense for these notes for 2004 was $56 and remained unpaid at December 31, 2004.

The Subordinated Notes are unsecured and subordinate to the obligations of the Company under the Credit Agreement. The Subordinated Notes are not transferable by Holder prior to repayment in full of amounts due under the Credit Agreement without the prior written consent of the administrative agent of the Lender Group.

10.     MEMBERS’ CAPITAL

GT Brands

GT Brands was originally formed by Quadrangle to transact the Acquisition of the Predecessor Companies. Immediately prior to the Acquisition, Quadrangle contributed 100% of its ownership in GT Brands to Holdings, a wholly owned entity of Quadrangle at the time. Holdings funded payments of $97,400 and incurred debt of $58,575 to fund the Acquisition in return for a $155,970 equity interest in GT Brands. Prior to October 7, 2004, all profits and losses of GT Brands are allocated to Holdings. Distributions can be authorized to Holdings subject to the limitations of the amended Credit Agreement.

As described in Note 9, on October 7, 2004, GT Brands issued 12,000,000 units to Quadrangle for $12,000 ($11,376, net of expenses) with the units comprised of $6,000 in Subordinated Notes and 900,000 preferred units of GT Brands valued at $6,000 ($5,376, net of expenses). In connection with the investment in GT Brands, Holdings exchanged one Membership Unit, representing its 100% ownership in GT Brands, for 100,000 Common Membership Interests, representing a 10% ownership in GT Brands.

Preferred interests in GT Brands are non-voting except: (1) as required by the Delaware Limited Liability Company Act; and, (2) Members holding a majority of preferred interests have certain veto rights. Any distributions by the Company, upon dissolution or otherwise, will be distributed first to members holding preferred interests up to an amount equal to their capital contributions, and will be thereafter distributed to all members ratably based on their percentage interests in the Company.

Holdings has two categories of Membership Units: Preferred Units and Common Units. On the date of the Acquisition, Holdings authorized and issued 974,000 Preferred Units and authorized 84,696 Common Units. Subsequent to the Acquisition 65,639 of the authorized Common Units were granted to certain employees. Additionally, in August 2003 an additional 750 Preferred Units were authorized and sold to an employee member for $75. During 2004 an additional 4,250 Preferred Units were authorized and sold to two employee member for $425. The funds were collected by GT Brands and Holdings contributed the amount as an Equity contribution to GT Brands.

Net income or loss for the year is allocated based on the members pro rata ownership percentage as follows: Profits are allocated first, to the Common Unit Members (“Members”) to recover any prior period losses; second, to the Preferred Unit Members (“Preferred Members”) to recover any prior period losses; third, to the Preferred Members in an amount equal to their accumulated dividends and thereafter to both Members and Preferred Members pro rata in accordance with their respective percentage interests. Losses are allocated first to Members to recoup previous profit allocations; second to Preferred Members to recoup previous profit allocations; third, to Preferred Members to the extent of their capital contributions; and thereafter to both Members and Preferred Members in accordance with there interest. Holdings are obligated to make distributions to Members to pay taxes related to Member distributions of profits.

Preferred Units—Preferred Units of Holdings have voting rights proportionate to ownership. In the event that the Holdings issues new units (other than to employees), Preferred Members have the right to purchase additional shares to maintain the Preferred Members’ ownership interest in the Company. Preferred Units earn a preferred dividend of 8% per annum, compounded quarterly and cumulative from the date of the applicable Capital Contributions made by the Preferred Unit holder. Preferred dividends recorded and expensed by Holdings for the year ending December 31, 2004 was $8,668 and for the period February 7 through December 31, 2003 was $7,191, respectively.

Common Units—Common Units of Holdings are non voting units granted to certain employees of the GT Brands determined by the Board of Managers. Common Units vest over a five year period, with 20% vesting per year on the anniversary date of the grant provided that the Common Member is employed by the Company on the vesting date, with the exception of one former employee member who is engaged in a consulting agreement with the Company. Holdings record the vesting of these grants as compensation expense for the fair value of these options on the date of the grant. Holdings granted 62,152 and 65,639 units with a fair value of $680 and $4,595 to certain employees during 2004 and 2003, respectively of which 10,164 units were forfeited during 2004 with a value of $711. The rights to these units’ vests over 5 years and Holdings recorded accumulated compensation expense relating to the vested Common Units of $912 and $753 in 2004 and 2003, respectively. This amount is treated as compensation expense and additional capital contribution from Holdings in the financial statements of GT Brands.

Incentive Units—Holdings has authorized 4,338 and 10,000 and granted 6,588 and 7,750 Incentive Units in 2004 and 2003, respectively, to certain Company executives which vest upon the achievement of certain distributions to Preferred Members (as defined in the Holdings LLC operating agreement). The Incentive Units do not provide membership interests and have no corresponding rights of ownership.

Predecessor Common Stock

Predecessor Common Stock is comprised of the following:

Common stock:
Goodtimes entertainment, no par value—4,000 shares authorized; 3,640 shares issued and outstanding	$256
M&L Class A shares, no par value—300 shares authorized; 40 shares issued and outstanding	4
M&L Class B shares, no par value—1,000 shares authorized; 40 shares issued and outstanding	6
REPS, no par value—200 shares authorized; 100 shares issued and outstanding	1
BSBP, no par value—200 shares authorized; 100 shares issued and outstanding
TRANS, $1 par value—500 shares authorized; 1 shares issued and outstanding

$267

11.               CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances in financial institutions located in the New York metropolitan area, and periodically has cash balances in excess of Federal Deposit Insurance Corporation limits.

The Company extends credit to various companies in the retail and mass merchandising industry for the purchase of its merchandise, which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other industry conditions and may, accordingly, impact the Company’s overall credit risk. Although the Company generally does not require collateral, the Company performs ongoing credit evaluations of its customers and reserves for potential losses are maintained.

During the years ended December 31, 2004 and 2003, the Company had two customers, which accounted for approximately 20% of total net revenues in both years. Accounts receivable due from two customers was approximately 28% and 30% at December 31, 2004 and 2003, respectively.

At December 31, 2004 and December 31, 2003, the Company had 207 and 314 employees, respectively, who were covered under a collective bargaining agreement. The agreement expired in December 2003 but the workers and the Company continue to abide by the terms of the agreement.

12.               INCOME TAX

The provision for income taxes consisted of the following for the year ended December 31, 2004, for the periods February 7,
2003 through December 31, 2003 and January 1, 2003 through February 6, 2003:

		February 7,	January 1,
		to	to
	December 31,	December 31,	February 6,
	2004	2003	2003
	(Successor)	(Successor)	(Predecessor)

Current:
United States federal	$161	$(253)	$9
Foreign		21
State and local	28	43	12,118

Total current	189	(189)	12,127

Deferred		88	392

	$189	$(101)	$12,519

For the period February 7, 2003 to December 31, 2003, and the year ended December 31, 2004, the principal difference between the effective tax rate and the statutory tax rate is the result of the LLC status of GT Brands and its subsidiaries (with the exception of REPS LLC which has elected to be treated as a Corporation for tax purposes) with the exception of the period October 19, 2004 through December 31, 2004 as a result of GT Brand’s October 18, 2004 election to be treated as a Corporation for tax purposes. For the period January 1, 2003 to February 6, 2003, the principal difference between the effective tax rate and the statutory tax rate is the result of S Corporation status of the Predecessor Companies and approximately $12,000 in taxes pertaining to the gain on the sale of the assets of the Predecessor Companies to GT Brands (Note 3).

The tax effect of conversion from a Partnership to a Corporation on October 19, 2004 resulted in the recognition of certain tax deferred tax assets and deferred tax liabilities. The cumulative tax benefit of $972 was booked as part of the current year deferred tax benefit. The benefit for this net asset has been reduced to zero as the Company does not believe this benefit to be recoverable given the estimated future results.

The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2004:

Current:
Inventory basis and valuation	$2,945
Other, net	1,529

4,474
Noncurrent:
Basis difference in goodwill	57,871
Basis difference in intangible assets	5,330
Other, net	818

64,019

Net deferred tax assets (liabilities)	68,493
Valuation allowance	(68,493)

$—

For financial reporting purposes, a valuation allowance has been established for the deferred tax assets as it is unlikely that they will be recovered.

13.               PROFIT SHARING/SAVINGS PLAN

The Company has a defined contribution profit sharing/savings plan (the “Plan”) which covers all nonunion employees who meet certain service and age requirements. Eligible employees may contribute up to 15% of total annual compensation up to the Internal Revenue Service limit. The Company matches a maximum of 1% of each employee’s earned compensation and, at the discretion of the Board of Directors, may contribute an additional amount not to exceed 15% of eligible payroll. The Company made cash payments of $64, $75, and $0 for the year ended December 31, 2004, the periods February 7, 2003 through December 31, 2003, and January 1, 2003 through February 6, 2003, respectively.

14.               RELATED PARTY TRANSACTIONS

Leases—The Company leased its headquarters in New York City from a partnership controlled by certain of the Company’s former shareholders. The Company leased its manufacturing facility in Bayonne, New Jersey, from a partnership controlled by former shareholders of the Company. This lease was terminated on December 31, 2003. Rent expense relating to both these facilities was $1,372 for the year ended December 31, 2003. Rent expense for the New York facility paid to the former shareholders was $336. The former shareholders of the Company sold the New York City location March of 2004.

Compensation Expense to Members of Holdings—The Company pays certain members of Holdings compensation expense relating to services performed as senior management of the Company. Compensation expense paid to members for the year ended December 31, 2004 was $3,799 and for the period February 7 through December 31, 2003 was $12,339, respectively. The

2003 expense includes bonuses of $9,929 paid to senior management by the former shareholders’ in connection with the sale of the Company.

Consulting Agreement—In 2004, GT Brands LLC entered into a consulting with one of Holdings’ members (and a former executive) to provide services in product acquisitions. The agreement expires on February 6, 2008. The future payments are as follows:

Amount

2005	$930
2006	980
2007	980
2008	302

$3,192

Management Fee—The Company is obligated to pay a quarterly administrative fee to Quadrangle GT Capital Partners and its affiliates. Upon the Company’s default on certain financial covenants under the Credit Agreement, the Company is required to defer payment of these fees. The Company recorded administrative fees of $1,000 for the year ended December 31, 2004 and $900 for the period February 7 through December 31, 2003, of which $1,000 and $250 is being deferred, respectively.

Shareholders’ Agreement and Deferred Compensation—Pursuant to a shareholders’ agreement effective July 1, 1989 which was terminated on February 6, 2003, the Company was obligated to pay three shareholders annual minimum compensation of $3,600 in aggregate. Additionally, the Company had a postretirement benefit liability to the former shareholders of which $2,009 was outstanding before July 10, 2002. As of that date, the contract stipulating this obligation was terminated and the postretirement liability was recorded as a contribution of capital.

Shareholder Loans—At January 1, 2003, the Company had amounts due from the shareholders of $3,034, which were repaid in February 2003 in connection with the Acquisition.

15.               COMMITMENTS AND CONTINGENCIES

Leases—The Company conducts its operations from premises leased under noncancelable operating leases that expire at various dates through April 2010.

The Company’s future minimum lease payments for the years ending December 31 are as follows:

Amount

2005	$2,905
2006	2,339
2007	971
2008	156
2009	126
Thereafter	32

$6,529

Rent and other occupancy charges from related and third parties totaled $2,896, $3,022 and $494 for the year ended December 31, 2004, the periods February 7, 2003 through December 31, 2003 and January 1, 2003 through February 6, 2003, respectively.

Royalties and Production Costs—The Company is committed to make advance royalty payments under certain royalty agreements of $1,505, $230 and $125 during the years ending December 31, 2005, 2006 and 2007, respectively.

Future production payment commitments under production agreements are $2,197, $0 and $0 for the years ending December 31,
2005, 2006 and 2007, respectively.

Employment Agreements—The Successor Companies have entered into employment contracts with certain key employees both members and nonmembers. All of the contracts expire prior to December 31, 2008. Compensation payable under these contracts is as follows:

Amount

2005	$3,246
2006	1,941
2007	1,210
2008	352

$6,749

Regulation—Certain of the Company’s marketing operations are subject to oversight and regulation by federal, state and local agencies including the Federal Trade Commission (“FTC”). Each agency has comparable fair practice laws. In addition, the infomercial industry has guidelines for the truth and substantiation of infomercial claims and products through its self-regulated trade association, Electronic Retailing Association (“ERA”), of which the Company is a member. The Company believes that all of its current infomercials comply with applicable FTC standards and the ERA guidelines. Certain infomercial products could be regulated by other agencies such as the Food and Drug Administration and the Consumer Product Safety Commission.

During 2002, the FTC conducted an investigation into certain acts and practices of the Company regarding customer complaints and product fulfillment issues concerning the infomercial for certain cosmetic products distributed by the Company. With respect to this investigation the Company paid approximately $300 in fines and signed an agreement with the FTC to take corrective actions regarding the sale of this product.

16.               LITIGATION

The Company and Classic Media, an assignee of Goldenbooks Entertainment Group, are negotiating a settlement of disputes concerning royalty audit claims and other matters arising under the Company’s contract with Golden Books for the exploitation of the Rudolph the Red Nosed Reindeer character in motion pictures, videos and merchandise. During the year ended December 31, 2003, Classic Media conducted an audit and is claiming that the Company has underpaid royalties in excess of $6,100. The Company disputes all but $547 of that sum and the matter will proceed to arbitration. In the opinion of management, amounts accrued are adequate.

During the year ended December 31, 2002, a suit was filed by the Attorney General of the State of New Jersey and the Director of the New Jersey Division of Consumer Affairs against the Company and related entities alleging violations of the New Jersey Consumer Fraud Act and requesting an injunction and penalties under the statute. The parties have arrived at a settlement, whereby, the Company paid $236 in May 2005. Such amount was accrued as of December 31, 2004.

In 2004, a suit was filed by a party alleging copyright infringement in connection with certain videos produced by the entity from which the Company acquired these videos. Alleged damages are $7,000. The Company is fully indemnified by the selling entity; however, the Company believes the selling entity may be insolvent. While there is a summary judgment in favor of the plaintiffs and a damage verdict has yet to be rendered, the Company believes the case can be settled for less than $500 and has reflected this amount in its financial statements as of December 31, 2004.

In December 2004, a suit was filed by Phillip’s Electronics alleging patent infringement by the Company as Phillips claims that the Company’s third-party vendor of DVD’s, Infodisc, had not paid all royalties due to Phillips, the holder of certain underlying technologies. While the Company is indemnified by Infodisc, Infodisc has filed for bankruptcy protection in January 2005. This matter has been in discovery stage through June 2005. The Company believes that the matter could be settled for approximately $500 and has reflected this amount in its financial statements as of December 31, 2004.

In June 2005, a suit was filed by Richard Simons claiming breach of contract and nonpayment of $750 in royalties. While these amounts have been accrued by the Company as of December 31, 2004, in 2004 the Company had previously sued Richard Simons for $1.5 million in overpayment of royalties.

In addition to the above matters, the Company is party to various legal proceedings and other commitments incident to the ordinary course of business. In the opinion of management, although the outcome of any legal proceedings cannot be predicted with certainty, the ultimate liability of the Company in connection with its legal proceedings, if any, should not have a material adverse effect on the Company’s financial position, future operating results or cash flow.

17.               SUBSEQUENT EVENTS

In 2005, the Board of Directors voted to retain the firm of Peter J. Solomon to pursue the sale of all or substantially all the assets of the Company.

As more fully discussed in Note 8, in April 2005, the Company entered into Forbearance IV with its Lender Group.

In April 2005, the Company approved a Key Employee Retention Plan, with certain of its managers and key employees whereby the Company has agreed to pay compensation in connection with a successful sale of the assets of the Company and guarantee minimum severance in the event of employee termination in certain circumstances.

On June 24, 2005, the Company executed a definitive purchase agreement to sell to Handleman the assets of Reps LLC for $18,750 cash, $1,250 in promissory notes, $1,000 due in June 2005 and $250 due in November 2005, and the assumption of certain liabilities.

On July 8, 2005, the Company signed a definite purchase agreement to sell its remaining assets to Gaiam for $40,000, plus assumed liabilities subject to certain closing adjustments. The sale, which is expected to close in September 2005, is subject to U.S. Bankruptcy Court approval.

On July 11, 2005, Holdings and GT Brands and is subsidiaries filed for bankruptcy protection under Chapter 11 with the U.S. Bankruptcy Court for the Southern District of New York.

* * * * * *

GT Brands Holdings LLC and
Subsidiaries (formerly
GoodTimes Entertainment
Limited and Affiliates)

Financial Statements

For the period February 7, 2003 through December 31,
2003 (Consolidated), January 1, 2003 through February
6, 2003 (Combined) and for the Year Ended December
31, 2002 (Combined)

GT BRANDS HOLDINGS LLC AND SUBSIDIARIES

These Financial statements contain the consolidated results of GT Brands Holdings LLC (Parent Company of GT Brands LLC) and GT Brands LLC and Subsidiaries.

TABLE OF CONTENTS

FINANCIAL STATEMENTS:

Balance Sheets as of December 31, 2003 (consolidated) and as of December 31, 2002 (combined)

Statements of Operations for the Period February 7, 2003 through December 31, 2003 (consolidated), January 1, 2003 through February 6, 2003 (combined) and for the Year Ended December 31, 2002 (combined)

Statements of Shareholders’ Equity and Members’ Interest for the Period February 7, 2003 through December 31, 2003 (consolidated), January 1, 2003 through February 6, 2003 (combined) and for the Year Ended December 31, 2002 (combined)

Statements of Cash Flows for the Period February 7, 2003 through December 31, 2003 (consolidated), January 1, 2003 through February 6, 2003 (combined) and for the Year Ended December 31, 2002 (combined)

Notes to the Financial Statements

GT BRANDS HOLDINGS LLC AND SUBSIDIARIES

BALANCE SHEETS DECEMBER 31, 2003 (CONSOLIDATED)
AND DECEMBER 31, 2002 (COMBINED)
(In thousands)

	December 31, 2003	December 31, 2002
	(Successor)	(Predecessor)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,981	$938
Accounts receivable, less allowance for doubtful accounts of $671 and $1,484, respectively	29,721	39,672
Inventories	11,185	13,725
Royalty advances	1,701	1,161
Due from affiliates	—	2,831
Other current assets	2,330	4,133

Total current assets	47,918	62,460

EQUIPMENT, FURNITURE AND FIXTURES - Net	4,762	2,983

PRODUCTION AND ADVERTISING COSTS - Net	3,729	6,716

INTANGIBLE ASSETS - Net of accumulated amortization of $12,608 and $404, respectively	42,967	2,596

GOODWILL	161,937	—

INVESTMENT IN JOINT VENTURE	976	551

OTHER	159	252

TOTAL ASSETS	$262,448	$75,558

LIABILITIES AND MEMBERS’ INTEREST/SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$11,742	$17,375
Allowance for product returns	11,409	13,069
Royalties payable	14,144	19,474
Term Note	75,500	—

Total current liabilities	112,795	49,918

LONG-TERM LIABILITIES:
Sellers’ Notes	58,575	—
Due to former shareholders	7,620	—
Other	1,079	1,524

Total long-term liabilities	67,274	1,524

SHAREHOLDERS’ EQUITY/MEMBERS’ INTEREST:
Shareholders’ equity	—	24,116
Members’ interest	82,379	—

TOTAL LIABILITIES/SHAREHOLDERS’ EQUITY AND MEMBERS’ INTEREST	$262,448	$75,558

See notes to the financial statements.

2

GT BRANDS HOLDINGS LLC AND SUBSIDIARIES

STATEMENTS OF OPERATIONS

FOR THE PERIOD FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED),

JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED) AND FOR THE YEAR

ENDED DECEMBER 31, 2002 (COMBINED)

(In thousands)

	February 7 to December 31, 2003	January 1 to February 6, 2003	Year Ended December 31, 2002
	(Successor)	(Predecessor)

NET REVENUE	$172,471	$20,992	$288,515

COST OF SALES	65,872	5,722	92,467

Gross Profit	106,599	15,270	196,048

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	107,359	32,958	159,193

INCOME (LOSS) FROM OPERATIONS	(760)	(17,688)	36,855

OTHER INCOME (LOSS):
Interest (expense) income, net	(14,397)	(1)	30
Equity gain (loss) of joint venture	86	(11)	1,014
Other	(879)	—	(21)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(15,950)	(17,700)	37,878

PROVISION FOR INCOME TAXES	(101)	12,519	2,413

NET INCOME (LOSS)	$(15,849)	$(30,219)	$35,465

See notes to financial statements.

3

GT BRANDS HOLDINGS LLC AND SUBSIDIARIES

STATEMENTS OF SHAREHOLDERS’ EQUITY AND MEMBERS’ INTEREST
FOR THE PERIOD FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED),
JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED) AND FOR THE YEAR
ENDED DECEMBER 31, 2002 (COMBINED)
(In thousands, except shares and units)

PREDECESSOR

				Total
	Common Shares		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

BALANCE as of JANUARY 1, 2002	3,921	$267	$23,564	$23,831

Termination of shareholders’ postretirement benefit	—	—	(2,009)	(2,009)

Distribution to shareholders	—	—	(33,171)	(33,171)

Net income	—	—	35,465	35,465

BALANCE as of DECEMBER 31, 2002	3,921	267	23,849	24,116

Net loss	—	—	(30,219)	(30,219)

Distribution to shareholders’	—	—	(123)	(123)

BALANCE as of FEBRUARY 6, 2003	3,921	$267	$(6,493)	$(6,226)

SUCCESSOR

					Total
	Preferred Units		Common Units		Members’
	Units	Amount	Units	Amount	Interest

BALANCE as of FEBRUARY 7, 2003	—	$—	—	$—	$—

Issuance of Preferred Units in connection with the initial capitalization	974,000	97,400	—	—	97,400

Sale of Preferred Units to employee member	750	75	—	—	75

Issuance of Restricted Common Units to employee members	—	—	65,639	—	—

Amortization of Restricted Common Units compensation	—	—	—	753	753

Cumulative Preferred Dividends of $7,191	—	—	—	—	—

Net loss	—	(15,849)	—	—	(15,849)

BALANCE as of DECEMBER 31, 2003	974,750	$81,626	65,639	$753	$82,379

See notes to financial statements.

4

GT BRANDS HOLDINGS LLC AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED), JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED) AND FOR THE YEAR ENDED DECEMBER 31, 2002 (COMBINED)
(In thousands)

	February 7	January 1
	to	to	Year Ended
	December 31,	February 6,	December 31,
	2003	2003	2002
	(Successor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,849)	$(30,219)	$35,465
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for Predecessor Companies’ transaction costs	—	17,592	—
Payment of Predecessor Companies’ transaction costs	(13,847)	(3,745)	—
Tax payments on sale of Predecessor Companies	—	(15,000)	—
Provision for taxes (including gain on sale) of Predecessor Companies	—	12,519	—
Depreciation and amortization	14,561	216	1,994
Amortization of production costs	7,390	551	8,600
Non-cash stock compensation	753	—	—
Equity gain of joint venture	(86)	11	(1,014)
Allowance for doubtful accounts	1,912	273	8,138
Non cash cost of goods related to inventory valuation adjustment	8,983	—	—
Production costs for films and direct response advertising	(4,434)	(520)	(5,911)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	2,727	5,039	(9,503)
Decrease in inventories	2,216	325	5,416
Decrease (increase) in current assets	3562	182	(2,912)
(Increase) decrease in other assets	—	(110)	(2,024)
(Increase) decrease in royalties payable	(6,442)	1,112	3,834
(Decrease) increase in other short-term liabilities	(2,432)	(4,938)	(14,574)
Decrease (increase) in long-term liabilities	3,989	(22)	(2,023)

Net cash provided by (used in) operating activities	3,003	(16,734)	25,486

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of the Predecessor Companies including professional fees	(157,808)	—	—
Acquisitions of intellectual property rights	—	—	(3,000)
Purchases of equipment, furniture and fixtures	(1,844)	(35)	(682)
Investment in joint venture	(372)	(53)	(196)

Net cash used in investing activities	(160,024)	(88)	(3,878)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Term Note Under the Credit Agreement	88,000	—	—
Repayment of Term Note under the Credit Agreement	(12,500)	—	—
Proceeds from revolving line of credit under the Credit Agreement	5,000	—	—
Repayment of revolving line of credit	(5,000)	—	—
Proceeds from short-term debt	—	32,077	—
Repayment of short-term debt	(32,077)	—	—
Repayment of note payable due from former shareholders	3,034	—	—
Proceeds from issuance of Preferred Units in connection with initial capitalization	97,400	—	—
Proceeds from sale of Preferred Units to employee member	75	—
Distributions to former shareholders	—	(123)	(35,180)

Net cash (used in) provided by financing activities	143,932	31,954	(35,180)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,089)	15,132	(13,572)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	16,070	938	14,510

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,981	$16,070	$938

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid	$313	$15,000	$4,122

Interest paid	$10,349	$—	$—

See notes to financial statements.

5

GT BRANDS HOLDINGS LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FEBRUARY 7, 2003 THROUGH DECEMBER 31, 2003 (CONSOLIDATED),
JANUARY 1, 2003 THROUGH FEBRUARY 6, 2003 (COMBINED) AND FOR THE
YEAR ENDED DECEMBER 31, 2002 (COMBINED)

(In thousands)

1.      DESCRIPTION OF THE BUSINESS

GT Brands Holdings LLC (“Holdings”) and GT Brands LLC (“GT Brands”), a wholly-owned subsidiary of Holdings, were formed by an investor group led by Quadrangle Capital Partners (“Quadrangle”), a private equity fund managed by Quadrangle Group LLC, to effect the February 6, 2003 acquisition of GoodTimes Entertainment Ltd., GT Merchandising & Licensing Corporation, REPS Ltd., Gym Time LLC, and BSBP Productions Inc. (the “Predecessor Companies”) by GT Brands. The transaction was accomplished by merging the Predecessor Companies into newly formed companies, known as GoodTimes Entertainment LLC, GT Merchandising & Licensing LLC, REPS LLC, Gym Time LLC and BSBP LLC, respectively (collectively, the “Successor Companies”), with the Successor Companies being the surviving entities. The Successor Companies are wholly-owned subsidiaries of GT Brands LLC (Note 3). Holdings, GT Brands, the Successor Companies and the Predecessor Companies are collectively referred to as the “Company”.

The Company is primarily engaged in the sale of consumer products directly to consumers through self produced infomercials and various internet websites and to retail and wholesale outlets throughout the United States and Canada. Products include inspirational, family and fitness entertainment in DVD and VHS formats, exercise equipment, vitamins, cookware and health and beauty aids. In addition, the Company provides merchandising services to companies which sell to mass-merchant chains in the United States.

Effective January 1, 2004, GoodTimes Entertainment LLC and GT Merchandising & Licensing LLC were merged with GT Merchandising & Licensing LLC as the surviving company. A new company GoodTimes Entertainment LLC was formed as a wholly owned subsidiary of GT Merchandising & Licensing. After the reorganization, direct to consumer sales are conducted solely by GT Merchandising & Licensing LLC and sales to retailers and wholesalers are conducted solely by GoodTimes Entertainment LLC.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Holdings and its subsidiaries (including GT Brands and the Successor Companies). The accompanying combined financial statements include the accounts of the Predecessor Companies which had common ownership and were operated under common management during the periods presented. The consolidated and combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying consolidated and combined financial statements are prepared assuming that the Company will continue as a going concern and contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company is in default of certain financial covenants established under a credit agreement (the “Credit Agreement”) with a lender group led by JPMorgan

6

Chase Bank as administrative agent (the “Lender Group”) dated February 6, 2003 (Note 8). As a result, the Company has entered a forbearance agreement with the Lender Group dated October 17, 2003 (the “Forbearance Agreement”) whereby the Lender Group has agreed to forbear from accelerating repayment of the debt under the Credit Agreement (the “Term Note”) through March 31, 2004. The Company has entered a second forbearance agreement dated March 18, 2004 under similar terms with a term of April 1, 2004 through September 30, 2004. Because of the limited forbearance period, the Company has classified the Term Note as a current liability. The Company plans to continue to seek additional forbearance until which time all defaults can be cured. In addition, the Company is actively developing new products to provide renewed growth of sales, income and cash flows.

Cash and Cash Equivalents - The Company considers all short-term investments with maturity when purchased of three months or less to be cash equivalents.

Inventories - Inventories are stated at the lower of cost (determined on the first-in, first-out method) or market value. Allowances are established to reduce the recorded cost of obsolete and slow moving inventory to the net realizable value.

Equipment, Furniture and Fixtures and Depreciation - Equipment, furniture and fixtures (including software) are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment, furniture and fixtures are amortized over a period ranging from 1.5 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the related leases or the estimated useful lives of the improvements.

Long-Lived Assets - The Company periodically reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment of long-lived assets exists if, at a minimum, the future expected cash flows (undiscounted and without interest charges) from an entity’s operations are less than the carrying value of these assets. Impairment, if any, is measured using discounted cash flows. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value, less disposal costs.

Goodwill - Goodwill represents excess costs of acquired companies over the fair value of net assets acquired. In 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142 Goodwill and Other Intangible Assets, which changed the accounting for goodwill and other intangible assets to an impairment only approach. Under the provisions of SFAS No. 142, goodwill is deemed potentially impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. As a result Goodwill is required to be tested for impairment on at least an annual basis. The adoption of SFAS No. 142 did not have an impact on the financial statements.

Assessment of Asset Impairment - The Company periodically assesses the recoverability of the carrying value of long-lived assets, including identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of recoverability of the carrying amount of an asset is based on estimated undiscounted future cash flows from the use of the asset and eventual disposition. If the estimated undiscounted future cash flows are less than the carrying value, an impairment loss is charged to operations based on the difference between the carrying amount and the fair value of the asset. No impairment charges have been recognized in the financial statements.

Revenue Recognition - For the sales of direct to consumer products, the Company recognizes the sale when product is shipped to the customer. For direct to consumer sales, the Company recognizes revenue relating to the shipping and handling costs it charges customers and a corresponding expense to cost of sales for the costs of shipping and handling.

7

Sales to wholesale and retail customers reflect consignment and non-consignment sales. Consignment sales are recognized when the goods have been sold by the consignee to the ultimate customer. Non-consignment sales are recognized upon shipment of goods to wholesale and retail customers.

Revenue from distribution fees and licensing royalties are recorded in accordance with the distribution agreement and at the time properties are available to the licensee and collection is reasonably assured. Merchandise service revenues are recognized as the services are provided.

Allowances for estimated uncollectible accounts receivable, discounts, returns and allowances are provided when the revenue is recorded.

Advertising Costs - Television advertisements, generally 30 minutes in duration (“infomercials”) are the principal means by which the Company undertakes direct-response marketing. These advertisements include toll free numbers that allow the Company to specifically identify orders received from the particular television advertisement. Their primary purpose is to elicit sales from customers. The Company defers the costs associated with direct-response television advertisements that meet the criteria for deferral under Statement of Position (“SOP”) 93-7, Reporting on Advertising Costs, until the associated revenues are recognized. Advertising costs that do not meet the criteria for deferral under SOP 93-7 are expensed the first time the advertising is aired publicly.

Production Costs - Production costs incurred to produce and co-produce films and video programs held for sale are capitalized and amortized using the individual-film-forecast-computation method, as prescribed by SOP 00-2, Accounting by Producers or Distributors of Films. The production costs are stated at the lower of each film’s unamortized cost or the individual film’s fair value. Amortization is based upon management’s best estimates of total future revenue and total future costs, which are adjusted when necessary to reflect increases or decreases in ultimate revenues.

Production costs incurred to produce direct response advertising programs or commercials, which meet the criteria for capitalization, are capitalized and amortized over the forecasted revenue stream of the associated product, not to exceed two years. If the direct response advertisement does not meet the criteria of SOP 93-7 to be capitalized, the production cost of the direct advertisement or commercial is expensed the first time the advertising is aired publicly.

Income Taxes - Subsequent to the Acquisition on February 6, 2003, the Successor Companies have been organized as Limited Liability Companies (“LLC”) for federal and state income tax purposes, whereby all income is taxed directly to the members. Accordingly, there is no federal income tax recorded by these entities. The accompanying consolidated financial statements do reflect certain state and local taxes for these entities. It is the policy of the Company to distribute sufficient funds to the members equal to the personal income taxes due on each member’s allocated share of the Company’s taxable income. REPS LLC has been organized as an LLC and has elected to be taxed as a “C” Corporation and, accordingly, federal, state and local income taxes have been provided for the income attributable to this entity.

Prior to the Acquisition on February 6, 2003, the Predecessor Companies elected to be treated as “S” Corporations for federal and state income tax purposes and Gym Time LLC as a partnership for federal and state income tax purposes, whereby all income is taxed directly to the shareholders. Accordingly, there is no federal income tax recorded by these entities. The accompanying combined financial statements do reflect certain state and local taxes for these entities. It is the policy of the Company to distribute sufficient funds to the shareholders equal to the personal income taxes due on each shareholder’s allocated share of the Company’s taxable income. REPS Ltd. and BSBP Productions Inc. were “C” Corporations and, accordingly, federal, state and local income taxes have been provided for the income attributable to these entities.

8

Deferred tax assets and liabilities are determined based on differences between financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Use of Estimates - The preparation of consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures in the consolidated and combined financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated and combined financial statements include provisions for allowances for product returns, allowances for doubtful accounts, the realizability of inventories, the valuation of goodwill and intangible assets, the recoverability of the Company’s investment in joint venture and the realizability of royalty advances. Actual results could differ from those estimates. Significant estimates also include management’s forecasts of anticipated revenues from the distribution and licensing of its film inventory and forecasts of anticipated revenues and expenses from its licensed products sold through direct response advertising in order to evaluate the ultimate recoverability of production costs. Management periodically reviews such estimates and it is reasonably possible that management’s assessment of recoverability of individual production costs may change based on actual results and other factors.

Fair Values of Financial Instruments - The carrying amount of cash and cash equivalents, marketable securities, accounts receivable, accounts payable debt and amounts due to affiliates approximate fair value due to the short-term nature of such items. The Company’s interest rate swap agreement is marked to market.

Sales Incentives and Promotional Expenses - The Company accounts for sales incentive and promotional expense in accordance with Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products. This EITF addresses various issues related to the income statement classification of certain promotional payments, including consideration from a vendor to a reseller or another party that purchases the vendor’s products. Under this guidance the Company’s net revenues are reduced for promotional payments (i.e., co-op advertising, volume rebates, discounts, allowance, etc.) to its customers.

Reclassifications - Certain prior year balances have been reclassified to conform with the current year presentation.

Recent Accounting Pronouncements - In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. In addition, all provisions of this Statement should be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on the Company’s consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN No. 45”). FIN No. 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies, relating to the guarantor’s. This Interpretation clarifies that a guarantor is required to recognize, at the inception

9

of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in this Interpretation are effective for the Company’s December 31, 2003 financial statements. The Company does not expect the adoption of FIN No. 45 to have a material impact on the Company’s consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN No. 46”) which addresses consolidation by business enterprises of variable interest entities. In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN No. 46-R”) to address certain FIN No. 46 implementation issues. FIN No. 46-R delayed the effective date of FIN No. 46 and addresses other key issues arising from the original issuance of FIN No. 46. The effective date of FIN No. 46-R for a non-public enterprise is the first annual reporting period that begins after December 15, 2004. The adoption of FIN No. 46-R is not expected to have a significant effect on the Company’s financial position or results of operations.

On May 15, 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Statement changes the accounting for certain financial instruments that, under previous guidance, companies could account for as equity and requires that those instruments be classified as liabilities. The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The Company has determined that adoption of this Statement did not have an impact on the Company’s financial position or results of operations.

3.       ACQUISITION

As discussed in Note 1, Holdings and GT Brands, a wholly-owned subsidiary of Holdings were formed by an investor group led by Quadrangle to transact the February 6, 2003 acquisition (the “Acquisition”) of the Predecessor Companies by GT Brands. The Acquisition purchase price of $232,390 was comprised $157,808 paid to the former shareholders and to settle GT Brands professional fees, $58,575 in a notes payable to the former shareholders issued by Holdings on behalf of GT Brands (the “Sellers’ Notes”), $32,078 in debt assumed (and paid at closing), less $16,071 cash assumed. In connection with the Acquisition, bonuses of $13,348 were paid to key executives. These bonuses and $4,244 of Predecessor Companies’ transaction costs are included as a component of selling, general and administrative expenses in the period January 1, 2003 through February 6, 2003. In addition, the taxes on the Acquisition of $15,000 were paid and approximately $12,000 were expensed in the period January 1, 2003 through February 6, 2003.

The Acquisition was funded by the following sources on February 6, 2003: an initial capital infusion of $97,400 by Quadrangle to Holdings, financing of $93,000 received under the Credit Agreement (Note 8), and the issuance of $58,575 Sellers Notes.

The purchase price of the Acquisition was allocated based on the estimated fair values at the date of acquisition. The allocation resulted in an excess of the purchase price over the net assets acquired of $161,937, which has been recorded as goodwill. A summary of the allocation of the purchase price to assets acquired, based on their fair values follows:

10

Cash payments to former shareholders and GT Brands’ professional fees	$157,808
Notes to former shareholders (Sellers’ Notes)	58,575
Assumed short term note	32,078
Less, cash acquired	(16,071)

Net purchase price	232,390
Liabilities assumed	65,778
Less, acquired assets:
Current assets, excluding cash	(68,380)
Property and equipment	(4,890)
Other assets	(7,386)
Identifiable intangible assets	(55,575)

Excess of cost over net assets acquired (goodwill)	$161,937

4.       INVENTORIES

The components of inventories at December 31, 2003 and 2002 are as follows:

	2003	2002
	(Successor)	(Predecessor)

Raw materials and components	$1,435	$2,663
Finished goods	9,750	11,062

	$11,185	$13,725

In connection with the Acquisition, inventory was recorded at a fair value of $22,407, $8,983 in excess of pre-acquisition net book value.

5.       EQUIPMENT, FURNITURE AND FIXTURES

Major classes of equipment, furniture and fixtures consist of the following at December 31, 2003 and 2002:

	Estimated
	Useful Life
	in years	2003	2002
		(Successor)	(Predecessor)

Duplication equipment	1.5 - 5	$2,466	$449
Furniture, fixtures and equipment	1.5 - 7	3,310	5,363
Leasehold improvements	1 - 10	933	2,289

		6,709	8,101
Less accumulated depreciation		(1,947)	(5,118)

		$4,762	$2,983

Depreciation expense was $1,947, $146 and $1,591, for the period February 7, 2003 through December 31, 2003, January 1, 2003 through February 6, 2003 and for the year ended December 31, 2002,

11

respectively. In connection with the Acquisition, equipment, furniture and fixtures was recorded at a fair value $4,890, $2,013 in excess of the pre-acquisition net book value.

6.      PRODUCTION AND ADVERTISING COSTS

Unamortized film and direct response advertising production costs consist of the following at December 31, 2003 and 2002:

	2003	2002
	(Successor)	(Predecessor)

Film production costs	$6,117	$25,044
Direct response advertising production costs	5,121	3,026

Total costs	11,238	28,070

Less accumulated amortization	(7,509)	(21,354)

	$3,729	$6,716

Production amortization expense was $7,509, $551 and $8,471 for the period February 7, 2003 through December 31, 2003, January 1, 2003 through February 6, 2003 and for the year ended December 31, 2002, respectively. In connection with the Acquisition, film production and direct response advertising production costs were recorded at fair value which approximated pre-acquisition amortized cost.

Advertising expense, not including amortization of production costs, was $32,550, $5,650 and $69,457, for the period February 7, 2003 through December 31, 2003, January 1, 2003 through February 6, 2003 and for the year ended December 31, 2002, respectively.

7.       GOODWILL, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

On April 5, 2002, the Company purchased certain assets and the business of the Firm LLC, a fitness company for $2,450 and the right, title and interest in and to the audio visual works entitled “Charlton Heston Presents The Bible” for $150. On November 19, 2002, the Company reacquired the international rights to distribute Rudolph the Red-Nosed Reindeer and Animated Classics I, II and III, Greatest Heroes and Legends of the Bible and Camelot for $400. Prior to the Acquisition these assets were being amortized over the contract terms of the rights contract or the estimated finite live of the related brand name, 2-5 years. Immediately prior to the Acquisition, the net carrying value of these assets was $2,538 and amortization expense was $57 for the period January 1, 2003 through February 6, 2003.

Upon Acquisition, the above intangible assets and additional identifiable intangible assets were valued at fair value. The identified intangibles are comprised of the following at December 31, 2003:

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	Finite	Gross
	Lives	Carrying	Accumulated
	in Years	Amount	Amortization	Net
Trademarks	0.9-6.0	$20,355	$5,462	$14,893
Customer related intangibles	2.0-10.5	30,070	6,203	23,867
Video license agreements	5.0	5,150	943	4,207

		$55,575	$12,608	$42,967

Amortization expense related to these assets was $12,608 for the period from February 7, 2003 through December 31, 2003.

At the Acquisition date, the difference between the purchase price and the fair value of net assets acquired was recorded as goodwill in the amount of $161,937. This amount represents fair value as of December 31, 2003 based on the Companies annual impairment testing and accordingly no adjustment has been made.

8.       CREDIT AGREEMENT

As discussed in Note 3, on February 6, 2003, Holdings and GT Brands have entered a Credit Agreement with the Lender Group in order to finance a portion of the purchase of the Predecessor Companies from the former shareholders and to provide working capital for operations. The Credit Agreement provides the Company with a revolving credit facility (the “Revolver”) of $20,000 and an original Term Note borrowing of $88,000.

The Revolver is used to fund overdrafts, acceptances, letters of credit and short-term working capital needs. Availability for outstanding letters of credit is limited to a maximum of $10,000. Outstanding letters of credit under the Credit Agreement were $1,170 and the unused balance of the Revolver was $18,830 at December 31, 2003. The Company pays commitment and administration fees related to this line of credit, these fees were $201 during 2003. The Company received $5,000 in short-term borrowings on the date of the Acquisition which was paid in full by April 12, 2003. No other short-term working capita] borrowings were made under the Revolver during 2003. The Company is obligated to reduce to zero all short-term borrowing under the Revolver for a consecutive period of 30 days between April 1 and June 30 of each calendar year. In the event that the all short-term borrowings are not reduced to zero, the Lender Group is not obligated to make available short-term borrowings from July 1 to the earlier of July 31 or the day after the outstanding balance shall be reduced to zero for a consecutive period of thirty days

Under the Term Note, the Company may make LIBOR borrowings with an interest rate of LIBOR plus 6.00% with LIBOR not to be lower than 3% or Prime borrowings with an interest rate of Prime plus 5.00%. The interest rate under the Credit Agreement ranged from 9.00% to 9.25% during the year and interest expense relating to the Term Note was $6,787.

The scheduled payments under the Term Note are as follows:

2004	$17,500
2005	18,500
2006	19,500
2007	20,000

$75,500

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The Company is subject to various financial covenants under the Credit Agreement. During 2003, the Company was not in compliance with the leverage and interest coverage ratio covenants under the Credit Agreement and as a result entered into a Forbearance Agreement with the Lender Group on October 17, 2003. Under the Forbearance Agreement, the Lender Group has agreed not to accelerate the requirement for payment of the debt until the Forbearance Agreement lapses on March 31, 2004. The Forbearance Agreement placed restrictions on Revolver availability whereby outstanding letters of credit were limited to $4,000 and short-term borrowings were limited to amounts ranging from $3,500 to $12,500 at specified points during the forbearance period. Additionally availability was additionally restricted such that combined outstanding letters of credit and short-term borrowings could not exceed $6,000 to $15,000 at specified points during the forbearance period. During 2003, the Company has paid fees of $743 to the Lender Group in connection with the Forbearance Agreement.

On March 18, 2004, the Company has entered a second forbearance agreement as a result of continued non compliance with its financial covenants, with a term of April 1, 2004 to September 30, 2004. Under this agreement, the Lender Group has agreed not to accelerate the requirement for payment of the debt and has placed similar restrictions on the Revolver, where the Company is limited to short-term borrowings of $6,000 and letters of credit outstanding of $6,000 with the aggregate not to exceed $10,000. The Company paid fees of $339 to the Lender Group in connection with the second forbearance agreement.

As a result of the short-term of the second forbearance agreement, the Term Note payable at December 31, 2003 is classified as a current liability.

9.       SELLERS’ NOTES

As discussed in Note 3, a portion of the Acquisition was financed by the issuance of Sellers’ Notes to the former shareholders at an interest rate of 14%, payable quarterly. The Sellers’ Notes are all payable upon the earlier of a change of control of the Company or on February 6, 2010. In the event that the Company is restricted from making any cash interest payments to the Sellers’ Notes Holders because of defaults under the Credit Agreement, the Company must issue Payment In Kind (“PIK”) notes for the unpaid interest balance on a semiannual basis. The Interest expense relating to the Sellers’ Notes was $7,335 for 2003, of which $4,100 remained unpaid at December 31, 2003.

As a result of the restrictions under the Credit Agreement, the holders of the Sellers’ Notes were issued $4,100 in interest bearing PIK notes on January 1, 2004. The PIK notes are due February 10, 2010 and with interest rate of 14% compounded semiannually.

10.     MEMBERS’ CAPITAL

Holdings has two categories of Membership Units: Preferred Units and Common Units. On the date of the Acquisition Holdings authorized and issued 974,000 Preferred Units and authorized 84,696 Common Units. Subsequent to the Acquisition 65,639 of the authorized Common Units were granted to certain employees. Additionally, in August 2003 an additional 750 Preferred Units were authorized and sold to an employee member for $75.

Net income or loss for the year is allocated based on the members pro rata ownership percentage as follows: Profits are allocated first, to the Common Unit Members (“Members”) to recover any prior period losses; second, to the Preferred Unit Members (“Preferred Members”) to recover any prior period losses; third, to the Preferred Members in an amount equal to their accumulated dividends and thereafter to both Members and Preferred Members pro rata in accordance with their respective percentage interests. Losses are allocated first to Members to recoup previous profit allocations; second

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to Preferred Members to recoup previous profit allocations; third, to Preferred Members to the extent of their capital contributions; and thereafter to both Members and Preferred Members in accordance with there interest. Holdings is obligated to make distributions to Members to pay taxes related to Member distributions of profits.

Preferred Units - Preferred Units have voting rights proportionate to ownership. In the event that the Holdings issues new units (other than to employees), Preferred Members have the right to purchase additional shares to maintain the Preferred Members’ ownership interest in the Company. Preferred Units earn a preferred dividend of 8% per annum, compounded quarterly and cumulative from the date of the applicable Capital Contributions made by the Preferred Unit holder. Preferred dividends recorded and accrued by the Holdings were $7,191 for 2003.

Common Units - Common Units are non voting units granted to certain employees of the GT Brands determined by the Board of Managers. Common Units vest over a five year period, with 20% vesting per year on the anniversary date of the grant provided that the Common Member is employed by the Company on the vesting date. Holdings records the vesting of these grants as compensation expense for the fair value of these options on the date of the grant. The Holdings granted 65,639 units with a fair value of $4,595 to certain employees during 2003. The rights to these units vests over 5 years and Holdings recorded accumulated compensation expense relating to the vested Common Units of $753.

Incentive Units - Holdings has authorized 10,000 Incentive Units of which 7,750 were granted to certain Company executives which vest upon the achievement of certain distributions to Preferred Members (as defined in the GT Brands Holdings LLC operating agreement). The Incentive Units do not provide membership interests and have no corresponding rights of ownership.

11.     CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances in financial institutions located in the New York metropolitan area, and periodically has cash balances in excess of Federal Deposit Insurance Corporation limits.

The Company extends credit to various companies in the retail and mass merchandising industry for the purchase of its merchandise, which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other industry conditions and may, accordingly, impact the Company’s overall credit risk. Although the Company generally does not require collateral, the Company performs ongoing credit evaluations of its customers and reserves for potential losses are maintained.

During the years ended December 31, 2003 and 2002, the Company had one customer, which accounted for approximately 18% and 9%, of total net revenues, respectively. Accounts receivable due from one customer was approximately 30% at December 31, 2003 and due from two customers was approximately 43% at December 31, 2002 of net accounts receivable, respectively.

At December 31, 2003, the Company had 314 employees who were covered under a collective bargaining agreement that expires in December 2006.

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12.     INCOME TAX

Income taxes consist of the following as of December 31, 2003 and 2002:

	February 7	January 1
	to	to	Year Ended
	December 31,	February 6,	December 31,
	2003	2003	2002
	(Successor)	(Predecessor)
Current:
Federal	$(253)	$9	$75
State	43	12,118	2,243
Foreign	21	—	18

Deferred taxes	88	392	77

	$(101)	$12,519	$2,413

For the period February 7, 2003 to December 31, 2003, the principal difference between the effective tax rate and the statutory tax rate is the result of the LLC status of GT Brands and its subsidiaries (with the exception of REPS LLC which has elected treated as a Corporation for tax purposes). For the period January 1, 2003 to February 6, 2003 and the year ended December 31, 2002, the principal difference between the effective tax rate and the statutory tax rate is the result of S Corporation status of the Predecessor Companies and approximately $12,000 in taxes pertaining to the gain on the sale of the assets of the Predecessor Companies to GT Brands (Note 3).

13.     PROFIT SHARING/SAVINGS PLAN

The Company has a defined contribution profit sharing/savings plan (the “Plan”) which covers all nonunion employees who meet certain service and age requirements. Eligible employees may contribute up to 15% of total annual compensation up to the Internal Revenue Service limit. The Company matches a maximum of 1% of each employee’s earned compensation and, at the discretion of the Board of Directors, may contribute an additional amount not to exceed 15% of eligible payroll. The Company contributed $75, $0 and $75 for the period February 7, 2003 through December 31, 2003, January 1, 2003 through February 6, 2003 and for the year ended December 31, 2003 and 2002, respectively.

14.     RELATED PARTY TRANSACTIONS

Joint Venture - In 2001, the Company entered into a joint venture with an unrelated entity for the production, distribution and exploitation of four feature length pictures. The joint venture is due to expire January 2006. The Company accounts for this investment under the equity method of accounting.

Under the terms of the original joint venture agreement (the “Agreement”), the Company is required to provide to the joint venture up to $3,000 and $2,000 in production costs for pictures three and four, respectively. Additionally, the Company was required to provide in aggregate, a minimum of $4,000 in advertising costs for the four pictures and provide up to a $2,000 credit facility to the joint venture, which are recoupable from the net proceeds of the joint venture as defined in the Agreement. The Agreement also provides that the Company would be the sole distributor of the pictures.

During 2001, the Company advanced $3,723 to the joint venture for advertising costs associated with the release of the first two pictures and $355 for the production costs of picture three. During 2002, the

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Company recouped $2,142 of royalty advances from the joint venture, advanced another $811 to the joint venture for advertising costs associated with the release of the first two pictures and $196 for the production costs of picture three. During 2003, the Company recouped $82 of royalty advances from the joint venture, advanced another $425 to the joint venture for advertising costs associated with the release of the first two pictures and $395 for the production costs of picture three.

During 2002, the Agreement was amended. The amended agreement limits the Company’s obligation to pay for production costs of picture three to $800 and to pay development costs of $235 for picture four. Production of picture four beyond the development stage is solely at the discretion of the Company. Should the Company elect not to produce picture four, no further investments are required from the Company.

The Company received $6 and $1,925 from theatrical distributions revenues for the net proceeds of the joint venture in 2003 and 2002, respectively. The Company recognized approximately $86, ($11) and $1,014 in income from the joint venture in the period February 7, 2003 through December 31, 2003, January 1, 2003 through February 6, 2003 and for the year ended December 31, 2002, respectively. The Company incurred royalty expenses of approximately $82 and $4,343 in 2003 and 2002, respectively, related to this transaction.

Leases - The Company leased its manufacturing facility in Bayonne, New Jersey from a partnership controlled by former shareholders of the Company. This lease was terminated on December 31, 2003. The Company leased its headquarters in
New York City from a partnership controlled by certain of the Company’s former shareholders. Rent expense relating to both these facilities was $1,372 and $3,402 for the years ended December 31, 2003 and 2002, respectively. The former shareholders of the Company sold the New York City location in 2004.

Compensation Expense to Members - The Company pays certain members compensation expense relating to services performed as senior management of the Company. Compensation expense paid to members was $12,339 in 2003. This expense includes bonuses of $9,929 paid to senior management by the former Shareholders’ in connection with the sale of the Company.

Management Fee - The Company is obligated to pay a quarterly administrative fee to Quadrangle GT Capital Partners and its affiliates. Upon the Company’s default on certain financial covenants under the Credit Agreement, Quadrangle has allowed the Company to defer payment of the fees. The Company continues to record the fees as incurred. During 2003, the Company recorded administrative fees of $900 of which $250 is being deferred.

Management Services to Affiliates - The Company’s former shareholders control other businesses for which the Company provides certain general management, accounting, cash management and selling and distribution services in exchange for a management fee. During the years ended December 31, 2003 and 2002, the Company recorded fees of $45 and $0, respectively. Additionally the Company pays certain operating expense on behalf of these businesses which are then reimbursed. There were amounts due from these affiliates of $80 and due from them of $6 at December 31, 2003 and 2002, respectively. Services provided under these arrangements were terminated as of December 31, 2003.

Shareholders’ Agreement and Deferred Compensation - Pursuant to a shareholders’ agreement effective July 1, 1989 which was terminated on February 6, 2003, the Company was obligated to pay three shareholders annual minimum compensation of $3,600 in aggregate. Additionally, the Company had a postretirement benefit liability to the former shareholders of which $2,009 was outstanding before July, 10, 2002. This obligation was terminated and the postretirement liability was recorded as a contribution of capital on February 6, 2003.

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Shareholder Loans - At December 31, 2002, the Company had amounts due from the shareholders of $3,034, which were repaid in February 2003 in connection with the Acquisition.

15.     COMMITMENTS AND CONTINGENCIES

Leases - The Company conducts its operations from premises leased under non-cancelable operating leases that expire at various dates through 2006.

The Company’s future minimum lease payments for the years ending December 31 are as follows:

2004	$1,936
2005	1,363
2006	783
Thereafter	—

$4,082

Rent and other occupancy charges from related and third parties totaled $3,516 and $4,702 for the years ended December 31, 2003 and 2002, respectively.

Royalties and Production Costs - The Company is committed to make advance royalty payments under certain royalty agreements of $2,397, $650 and $50 during the years ending December 31, 2004, 2005 and 2006, respectively.

Future production payment commitments under production agreements are $1,809 and $0 for the years ending December 31, 2004 and 2005, respectively.

Employment Agreements - The Successor Companies have entered into employment contracts with certain key employees both members and non-members. All of the contracts expire prior to December 31, 2008. Compensation payable under these contracts is as follows:

2004	$4,301
2005	2,690
2006	2,174
2007	1,750
2008	800

$11,715

Regulation - Certain of the Company’s marketing operations are subject to oversight and regulation by federal, state and local agencies including the Federal Trade Commission (“FTC”). Each agency has comparable fair practice laws. In addition, the infomercial industry has guidelines for the truth and substantiation of infomercial claims and products through its self-regulated trade association, Electronic Retailing Association (“ERA”), of which the Company is a member. The Company believes that all of its current infomercials comply with applicable FTC standards and the ERA guidelines. Certain infomercial products could be regulated by other agencies such as the Food and Drug Administration and the Consumer Product Safety Commission.

During 2002, the FTC conducted an investigation into certain acts and practices of the Company regarding customer complaints and product fulfillment issues concerning the infomercial for certain cosmetic products distributed by the Company. With respect to this investigation the Company paid

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approximately $300 in fines and signed an agreement with the FTC to take corrective actions regarding the sale of this product.

16.     LITIGATION

The Company is party to various legal proceedings and other commitments incident to the ordinary course of business. In the opinion of management, although the outcome of any legal proceedings cannot be predicted with certainty, the ultimate liability of the Company in connection with its legal proceedings, if any, should not have a material adverse effect on the Company’s financial position, future operating results or cash flow.

The Company and Classic Media, an assignee of Goldenbooks Entertainment Group are negotiating a settlement of disputes concerning royalty audit claims and other matters arising under the Company’s contract with Golden Books for the exploitation of the Rudolph the Red Nosed Reindeer character in motion pictures, videos and merchandise. During the year ended December 31, 2003, Classic Media conducted an audit and is claiming that the Company has underpaid royalties in excess of $6,100. The Company disputes all but $547 of that sum and the matter will proceed to arbitration. In the opinion of management, amounts accrued are adequate and the results of these actions should not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

During the year ended December 31, 2002, a suit was filed by the Attorney General of the State of New Jersey and the Director of the New Jersey Division of Consumer Affairs against the Company and related entities alleging violations of the New Jersey Consumer Fraud Act and requesting an injunction and penalties under the statute. The parties are negotiating a settlement with completion of documentation and payment expected to be made in 2004. The amount is not expected to be material.

* * * * * *

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